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                                                                  Exhibit 10.11

                        ENTEX INFORMATION SERVICES, INC.

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                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

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                                           As amended and restated June 26, 1997

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                        ENTEX INFORMATION SERVICES, INC.

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                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

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                                                                            PAGE
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1.  Purpose................................................................  1

2.  Definitions............................................................  1

3.  Shares Available Under the Plan........................................  1

4.  Administration of the Plan.............................................  2

5.  Eligibility............................................................  2

6.  Grants of Stock Units..................................................  2

7.  Crediting of Dividend Equivalents......................................  3

8.  Adjustment Provisions..................................................  3

9.  Changes to the Plan....................................................  3

10. General Provisions.....................................................  4





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                        ENTEX INFORMATION SERVICES, INC.
                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN


        1. PURPOSE. The purpose of this 1996 Non-Employee Director Stock Plan (the "Plan") is to assist ENTEX Information Services, Inc., a Delaware corporation (the "Company"), in attracting and retaining highly qualified persons to serve as non-employee directors and to align such directors' interests more closely with the interests of stockholders of the Company by providing for the payment of a significant portion of their compensation in the form of Company stock.

        2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to the terms defined in Section 1 hereof:

               (a)    "Board" means the Company's Board of Directors.

               (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

               (c) "Fair Market Value" of a share of Stock means, as of any given date, the fair market value of the Stock as determined by the Board from time to time in good faith; provided, however, if the Stock is publicly traded, then "Fair Market Value" means the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Stock is traded on the date as of which such value is being determined, or if there is no sale on that date, then on the last previous day on which a sale was reported.

               (d) "Participant" means a director who has been granted Stock Units which have not yet been settled under the Plan.

               (e) "Stock" means the Company's Common Stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8 hereof.

               (f) "Stock Unit" means the credit to a Participant's Stock Unit Account under Sections 6 or 7 hereof, which credit is denominated in shares of Stock and represents the right to receive one share of Stock upon settlement of the Stock Unit Account for each such credited Stock Unit, subject to such conditions as are imposed under the Plan.

               (g) "Stock Unit Account" means the account of a Participant to which Stock Units are credited under Sections 6 and 7 hereof.

        3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 8 hereof, the total number of shares of Stock reserved and available for issuance under the Plan is 20,000. Such shares may be authorized but unissued shares or treasury shares.


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        4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the
Board.

        5. ELIGIBILITY. Each director of the Company who, on any date on which Stock Units are to be granted under Section 6 hereof, is not an executive officer or employee, either full-time or part-time, of (i) the Company, (ii) any parent of the Company, or (iii) any subsidiary of the Company, will be eligible, on such date, to be granted Stock Units under Section 6 hereof. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

        6.  GRANTS OF STOCK UNITS.

               (a) Meeting Fees. At any date on which, under the Board policy then in effect, fees are payable with respect to meetings of the Board or a committee thereof to a director who is then eligible to receive grants under Section 5 hereof, the Stock Unit Account of each such director shall be credited with a number of Stock Units equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to $2,000 for each such meeting (or series of meetings entitling a director to a single meeting fee under board policy) attended by the director on such date.

               (b) Retainer. On the last day of each month, the Stock Unit Account of each director who is then eligible to receive grants under
        Section 5 hereof shall be credited with a number of Stock Units equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to $1,666.67.

               (c) Dividend Equivalents. A Participant to whose Stock Unit Account any Stock Unit is credited under this Section 6 (whether pending settlement in accordance with Section 6(d) or deferred settlement in accordance with Section 6(e)) shall be entitled to receive dividend equivalents, in the form of additional Stock Units, in accordance with
        Section 7 hereof.

               (d) Settlement of Stock Units. Except as provided in Section 6(e) hereof, the Company will settle all Stock Units credited to each Participant's Stock Unit Account on, or as soon as practicable after, each December 31 and June 30. Settlement shall be made by delivering to the Participant (or his or her beneficiary) the number of shares of Stock equal to the number of such whole Stock Units then credited to the Participant's Stock Unit Account, together with cash in lieu of any fractional Stock Unit then credited to such Account.

               (e) Elective Deferral. A Participant may elect to defer settlement of any or all of his or her Stock Units, including Stock Units with respect to which a previous deferral election has been made, by filing an irrevocable written election with the Secretary of the Company by such date as may be specified by the Board. The election shall specify the Stock Units to which it relates and the period or periods of deferral. The Company will settle Stock Units deferred under this Section 6(e) by delivering to the Participant (or his or



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        her beneficiary), as promptly as practicable after the end of the applicable deferral period, the number of shares of Stock equal to the number of whole Stock Units credited to the Participant's Stock Unit Account as to which the deferral period has expired, together with cash in lieu of any fractional Stock Unit then credited to such Account.

        7. CREDITING OF DIVIDEND EQUIVALENTS. A Participant shall be entitled to receive dividend equivalents, as of the payment date for any dividend or distribution on Stock, in an amount equal to the cash or fair market value of any property other than Stock paid as a dividend or distribution on a single share of Stock at that date multiplied by the number of Stock Units (including any fractional shares) credited to his or her Stock Unit Account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited as a number of Stock Units determined by dividing the aggregate amount of such cash and the fair market value of such property (as determined by the Board) by the Fair Market Value of a share of Stock at the payment date of the dividend or distribution. Dividends paid in the form of additional shares of Stock shall not result in the crediting of dividend equivalents, but shall instead result in an adjustment in the number of shares credited as Stock Units, in accordance with Section 8 hereof.

        8. ADJUSTMENT PROVISIONS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) the number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares subject to each grant of Stock Units hereunder, and (iii) the number and kind of shares to be issued and delivered in settlement of outstanding Stock Units. The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of a Participant under the Plan and to preserve, without exceeding, the value of outstanding Stock Units and potential grants of Stock Units. If at any date an insufficient number of shares of Stock are available under the Plan for the automatic grant of Stock Units at that date, Stock Units will be automatically granted proportionately to eligible directors, to the extent shares are then available.

        9. CHANGES TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board determines in its discretion to seek or obtain stockholder approval; provided that, without the consent of an affected Participant, no such action may impair the rights of such Participant in respect of any previously granted or outstanding Stock Units or Stock Unit Account.




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        10.  GENERAL PROVISIONS.

               (a) Unfunded Nature of Plan; Agreements. Stock Unit Accounts are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company. Accordingly, Participants will not have rights to specific property of the Company or otherwise have rights other than as unsecured creditors in respect of such Stock Unit Accounts. The Board may, however, authorize the creation of trusts and deposit Stock therein, or make other arrangements, to meet the Company's obligations under the Plan; provided, however, that such actions and all other actions under this Section 10(a) shall be consistent with Section 10(d) hereof. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant.

               (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in settlement of Stock Units in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Company, until such laws, regulations and other obligations of the Company have been complied with to the satisfaction of the Company. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

               (c) Limitations on Transferability. No Stock Units or right under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of a Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a designated beneficiary upon the death of the Participant, unless, and only to the extent, such transfers are expressly permitted by the Board (subject to any terms and conditions which the Board may impose thereon). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any award agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional terms and conditions deemed necessary or appropriate by the Board.

               (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act. The Plan shall be interpreted as necessary to achieve this intent. In addition, the Board shall take no action under the Plan which would cause transactions under the Plan to fail to comply with Rule 16b-3.




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               (e) Designation of Beneficiary. Each Participant may designate, on forms provided by the Company, one or more beneficiaries to receive the amounts distributable pursuant to the Plan in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed in accordance with the terms of the Plan.

               (f) Crediting of Fractional Shares. The number of Stock Units credited to a Stock Unit Account shall include fractional shares, calculated to at least three decimal places.

               (g) Other Compensation Arrangements. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements for directors.

               (h) No Right To Continue as a Director. Nothing contained in the Plan will confer upon any eligible director any right to continue to serve as a director of the Company.

               (i) No Stockholder Rights Conferred. Nothing contained in the Plan, including the crediting of Stock Units to a Participant's Stock Unit Account, will confer upon any Participant (or beneficiary or transferee thereof) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued and delivered in settlement of Stock Units to such Participant or his or her nominee (or beneficiary or transferee or a nominee thereof).

               (j) Governing Law. The validity, construction, and effect of the Plan, and any rules and regulations under the Plan, shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

               (k) Stockholder Approval, Effective Date, and Plan Termination. The Plan has been adopted by the Board with the consent of the stockholders of the Company and shall become effective on January 1, 1997. Unless earlier terminated by action of the Board, the Plan shall remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan in respect of outstanding Stock Units under the Plan.




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